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                                                                    Exhibit 5.1
                                 PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH                  WASHINGTON
                             36 SOUTH CHARLES STREET                 NEW YORK
                         BALTIMORE, MARYLAND 21201-3018            PHILADELPHIA
                                  410-539-2530                        RESTON
                             FAX: 410-539-0489                        EASTON


                                 July 28, 1999




Powerize.com, Inc.
901 Elkridge Landing Road, Suite 350
Linthicum, MD 21090

         Re:      Registration Statement on Form S-1
                  ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Powerize.com, Inc., a Delaware corporation (the "Company"), in the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1, file No. 333-80055 (the "Registration Statement"), relating to 2,875,000 shares (including 375,000 shares to cover over-allotments, if any) (the "Shares") of Common Stock, $.0001 par value per share of the Company to be offered to the public.

         In this capacity, we have examined the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

         Based upon the foregoing, we are of the opinion and advise you that each of the Shares has been duly authorized and, upon sale of such Shares as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to (i) the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and (ii) the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Piper & Marbury L.L.P.